Walgreen Co.

Nonemployee Director Stock Plan

(Amended and Restated Effective January 14, 2004)

Contents

Page

Article 1. Establishment, Purpose, and Duration 1

Article 2. Definitions 1

Article 3. Administration 3

Article 4. Participation 3

Article 5. Annual Equity Grants 4

Article 6. Retainer Share Payments 4

Article 7. Annual Deferral Opportunity 4

Article 8. Deferred Stock Units 6

Article 9. Amendment, Modification, and Termination 6

Article 10. Miscellaneous 7

WALGREEN CO.

NONEMPLOYEE DIRECTOR STOCK PLAN

Article 1. Establishment, Purpose, and Duration

 1.1 Establishment of the Plan. Walgreen Co. established an incentive compensation plan known as the "Walgreen Co. Nonemployee Director Stock Plan" (the "Plan") effective November 1, 1996, and the Plan has been subsequently amended from time to time. The Plan provides for the grant of Shares to Nonemployee Directors and for the acquisition of Deferred Stock Units by Nonemployee Directors, subject to the terms and provisions set forth herein.

This document constitutes an amendment and restatement of the Plan, effective January 14, 2004, subject to shareholder approval of the amended and restated Plan. The Plan shall remain in effect as provided in Section 1.3 herein.

 1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of the Company's shareholders and to attract and retain Nonemployee Directors of outstanding competence.

 1.3 Duration of the Plan. This amended and restated Plan shall commence on January 14, 2004, and shall remain in effect until January 14, 2014, subject to the right of the Board of Directors to amend or terminate the Plan pursuant to Article 9.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the initial letter of the word is capitalized:

(a) "Annual Retainer" means the annual base compensation received by a Nonemployee Director for service on the Board.

(b) "Award" means, individually or collectively, an award under this Plan of Shares or Deferred Stock Units.

(c) "Board" or "Board of Directors" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) "Committee" means the Nominating and Governance Committee of the Board of Directors.

(f) "Committee Fees" means compensation received by a Nonemployee Director for service on one or more Board committees.

(g) "Company" means Walgreen Co., an Illinois corporation, and any successor thereto as provided in Section 10.6.

(h) "Decreased Value" means the depreciation in the worth of a Deferred Stock Unit from the date of award up to and including the Valuation Date, as determined by the Committee pursuant to a Valuation.

(i) "Deferred Cash Compensation Account" means an account established pursuant to Section 7.5 to provide for the deferral of the cash component of Annual Retainers, Committee Fees, and Meeting Fees.

(j) "Deferred Stock Unit" or "Unit" means an Award acquired by a Participant as a measure of participation under the Plan, and having a value which changes in direct relation to changes in the value of Shares, as determined pursuant to a Valuation.

(k) "Director" means any individual who is a member of the Board of Directors.

(l) "Employee" means any common law employee of the Company or of the Company's Subsidiaries. For purposes of the Plan, an individual whose only service relationship with the Company is as a Director, shall not be deemed to be an Employee.

(m) "Fair Market Value" shall mean the closing price on the New York Stock Exchange on the relevant date, or (if there were no sales on such date) on the last trading date preceding the relevant date.

(n) "Increased Value" means the appreciation in the worth of a Deferred Stock Unit from the date of award up to and including the Valuation Date, as determined by the Committee pursuant to a Valuation.

(o) "Initial Value" means the value of a Deferred Stock Unit on the date of award, as determined in accordance with the provisions of the Plan.

(p) "Meeting Fees" means compensation received by a Nonemployee Director for meetings attended in relation to Board service.

(q) "Nonemployee Director" means any individual who is a member of the Board of Directors, but who is not otherwise an Employee of the Company or a Company Subsidiary.

(r) "Participant" means a Nonemployee Director who has an outstanding Award granted under the Plan.

(s) "Shares" means the shares of Common Stock of the Company, par value $.0787125 per share.

(t) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

(u) "Valuation" means an evaluation of the worth of a Deferred Stock Unit based on changes in the Fair Market Value of the Shares, as determined by the Committee pursuant to the Plan.

(v) "Valuation Date" means the date on which Deferred Stock Units are valued pursuant to the Plan.

Article 3. Administration

 3.1 The Nominating and Governance Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan.

 3.2 Administration by the Committee. Subject to the terms of the Plan and the powers granted to the full Board of Directors, the Committee shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. The Committee may establish rules and forms for the administration of the Plan and may delegate specific duties and responsibilities to officers or other employees of the Company.

 3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons and entities, including the Company, its shareholders, Employees, Nonemployee Directors, Participants, and their estates and beneficiaries.

Article 4. Participation

Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each scheduled Award under the Plan.

Article 5. Annual Equity Grants for Nonemployee Directors

 5.1 Annual Equity Grants. Commencing November 1, 2004, and on each November 1 thereafter, each Nonemployee Director shall receive an annual equity grant of Shares, with said number of Shares equal to the number determined by dividing a dollar amount by the Fair Market Value of a Share on November 1 of the relevant year, or a proportionate share of such grant based on full months of service as a Nonemployee Director since the prior November 1. This dollar amount shall be $80,000 or such lesser or greater amount as may be approved by the Committee from time to time as part of its ongoing evaluation of Nonemployee Director compensation (subject to a $250,000 per Nonemployee Director maximum annual dollar amount over the 10-year term of the Plan). In lieu of issuing fractional Shares, the Company shall round to the nearest full Share.

 5.2 Timing of Payout. The certificates for the Shares shall be issued as soon as administratively possible following November 1 of each year.

 5.3 Annual Review. The Committee shall conduct an annual review of the appropriateness of the equity Awards granted pursuant to this Article 5. In the event the Committee determines that an adjustment in the amount of equity Awards pursuant to this Article 5 is appropriate, the Committee shall make a recommendation to the Board for an appropriate adjustment, subject to the limitations set forth in Section 5.1 above.

Article 6. Retainer Share Payments

 6.1 Portion of Retainers Paid in Shares. During the term of this Plan, Nonemployee Directors shall receive fifty percent (50%) of their Annual Retainer in the form of Shares.

 6.2 Number of Shares Paid. The number of Shares to be issued pursuant to Section 6.1 will be determined on a quarterly basis and shall equal the portion of the Annual Retainer being paid in the form of Shares, divided by the Fair Market Value of a Share on the first trading day of the fiscal quarter. In lieu of issuing fractional Shares, the Company shall round to the nearest full Share.

 6.3 Timing of Payout. The certificates for the Shares shall be issued as soon as administratively possible following the beginning of the calendar quarter that begins within each fiscal quarter.

Article 7. Annual Deferral Opportunity

 7.1 Deferral of Retainers, Committee Fees, and Meeting Fees. During the term of this Plan, any Nonemployee Director may elect to receive all or a portion of the cash component of his or her Annual Retainer, Committee Fees, Meeting Fees or any similar fees for service as a Nonemployee Director in the form of Deferred Stock Units or to have such amounts placed in a Deferred Cash Compensation Account. During the term of this Plan, any Nonemployee Director may also elect to receive all or a portion of the Share component of his or her Annual Retainer in the form of Deferred Stock Units. An election to receive Deferred Stock Units or to defer amounts into the Deferred Cash Compensation Account pursuant to this Section 7.1 shall be subject to the provisions of this Article 7.

 7.2 Election. An election to receive all or a portion of a Nonemployee Director's Annual Retainer, Committee Fees, Meeting Fees or any similar fees for service as a Nonemployee Director in the form of Deferred Stock Units or to defer amounts into the Deferred Cash Compensation Account, as provided in Section 7.1, shall be made by December 1 for all payments to be made in the succeeding calendar year. New Nonemployee Directors shall make their election with respect to their initial retainer upon their original election to the Board. Each such election may pertain to more than one (1) calendar year of scheduled payments. Deferral elections may be made only in ten percent (10%) increments.

 7.3 Number of Deferred Stock Units. The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 7.2 shall equal the portion of the Annual Retainer, Committee Fees, and Meeting Fees being deferred into Deferred Stock Units, divided by the Fair Market Value of a Share on the date of the scheduled payment of the amount deferred.

 7.4 Vesting of Deferred Stock Units. Subject to the terms of this Plan, all Deferred Stock Units acquired under this Article 7 shall vest one hundred percent (100%) upon the acquisition of such Deferred Stock Units.

 7.5 Deferred Cash Compensation Account. All amounts deferred into the Deferred Cash Compensation Account in connection with an election pursuant to Section 7.2 shall accrue interest on a monthly basis at a monthly compounding rate equal to one hundred twenty percent (120%) of the applicable federal midterm rate (as determined under Internal Revenue Code Section 1274(d) and the regulations thereunder) until the Participant's termination of service on the board.

 7.6 Vesting of Deferred Cash Compensation Account. Subject to the terms of this Plan, all amounts deferred into the Deferred Cash Compensation Account under this Article 7 shall vest one hundred percent (100%) upon the deferral of amounts into the Deferred Cash Compensation Account. All interest earned in the Deferred Cash Compensation Account pursuant to Section 7.5 shall vest one hundred percent (100%) as such interest is earned.

 7.7 Payout of Deferred Cash Compensation Account. Except as provided otherwise in this Plan, the payout of the Deferred Cash Compensation Account shall be made in two (2) equal cash payments. The first payment shall be made within thirty (30) days following the participant's termination of service on the Board. The second payment shall be made one (1) year after the Participant's first payment. The second payment shall accrue interest from the Participant's termination of service on the Board on a monthly basis at a monthly compounding rate equal to the prime lending rate of interest in effect as of the first business day of that month (as quoted by the Company's then current lending bank financing service for commercial borrowings). The accrued interest shall be paid with the second payment under this Section 7.7.

Article 8. Deferred Stock Units

 8.1 Value of Deferred Stock Units. Each Deferred Stock Unit shall have an Initial Value that is equal to the Fair Market Value determined for purposes of Section 7.3. Subsequent to such date of award or acquisition, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a Share as determined pursuant to a Valuation.

 8.2 Dividend Equivalents. Dividend equivalents shall be earned on Deferred Stock Units provided under this Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units based upon the Valuation of a Deferred Stock Unit on the date the dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

 8.3 Timing and Amount of Payout. Except as provided otherwise in this Plan, the payout of the Initial Value combined with the Increased Value or the Decreased Value of the vested Deferred Stock Units shall be made in two cash payments. The first payment shall be equal to 50% of this combined Value and shall be made within thirty (30) days following the Participant's termination of service on the Board. The second payment shall be equal to the remaining 50%, plus accrued interest, and shall be made one year after the Participant's first payment. Interest shall accrue on a monthly basis at a monthly compounding rate equal to the prime lending rate of interest in effect as of the first business day of that month (as quoted by the Company's then current lending bank financing source for commercial borrowings).

 8.4 Deferred Stock Unit Account. A Deferred Stock Unit Account (the "Account") shall be established and maintained by the Company for each Participant that receives Deferred Stock Units under the Plan. As the value of each Deferred Stock Unit changes pursuant to Section 8.1, the Account established on behalf of each Participant shall be adjusted accordingly. Each Account shall be the record of the Deferred Stock Units granted to the Participant under Article 7 of the Plan on each applicable grant date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

 8.5 Quarterly Reports. Participants with Deferred Stock Units shall receive quarterly reports providing detailed information about their Accounts and changes in their Accounts during the preceding quarter.

Article 9. Amendment, Modification, and Termination

 9.1 Amendment, Modification, and Termination. The Board may terminate, amend, or modify the Plan at any time and from time to time, subject to any shareholder approval requirements that may apply under applicable laws and regulations.

 9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously provided under the Plan, without the written consent of the Participant holding the Award.

Article 10. Miscellaneous

10.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.3 Benefit Transfers. The interests of any Participant or beneficiary entitled to payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or rights which he or she may expect to receive, contingently or otherwise under this Plan except as may be required by the tax withholding provisions of the Code or of a state's income tax act. Notwithstanding the foregoing, amounts payable with respect to a Participant hereunder may be paid as follows:

(a) Payments with respect to a disabled or incapacitated person may be paid to such person's legal representative for such person's benefit, to a custodian under the Uniform Gifts or Transfers to Minors Act of any state, or to a relative or friend of such person for such person's benefit; and

(b) Transfers by the Participant to a grantor trust established pursuant to Sections 674, 675, 676, and 677 of the Internal Revenue Code of 1986 for the benefit of the participant or a person or persons who are members of his or her immediate family (or for the benefit of their descendants) shall be recognized and given effect, provided that any such transfer has not been disclaimed prior to the payment, and the trustee of such trust certifies to the Committee that such transfer occurred without any payment of consideration for such transfer.

10.4 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form provided by the Company, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

10.5 No Right of Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders.

10.6 Shares Available. The Shares delivered under the Plan shall be either treasury Shares or Shares that have been reacquired by the Company, including Shares purchased in the open market.

10.7 Stock Splits/Stock Dividends. In the event of any change in corporate capitalization of the Company, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for issuance under the Plan and the number and unit price of Deferred Stock Units that are outstanding under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

10.8 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.9 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal, substantive laws of the State of Illinois.

10.11 Unfunded Plan. The Deferred Cash Compensation Accounts and Deferred Stock Unit Accounts maintained for Participants under the Plan shall be bookkeeping accounts, which shall at all times be reflected on the Company's books as general unsecured and unfunded obligations of the Company, and this Plan shall not give any person or entity any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company.